Exhibit (c)(4)

Preliminary and Illustrative
Subject to Review and Refinement

Project Spark | Special Committee Discussion Materials

September 2, 2026

P / W / P
PERELLA WEINBERG PARTNERS

Preliminary and Illustrative
Subject to Review and Refinement

Summary of Spark Acquisition Proposals

	Sequence / DFO	[redacted]
Transaction Value	▪ $31.75 offer value per share (represents 83% premium to unaffected share price and 62% premium to unaffected 30-day VWAP) ▪ Implies equity value of $4,487 million and enterprise value[1] of $7,695 million per offer letter – Unvested RSAs (4.687M) and PSUs (1.083M) folded into fully diluted shares of 141.3M, with PSUs converted at 'Target'[2] ▪ Buyer perspective on valuation: – 15.9x 2026E private PF synergized EBITDA less NCI and P&I of $483 million – 18.1x LTM Q2'26 Sellside QoE Diligence Adjusted EBITDA less NCI and P&I of $426 million	▪ $28.50 offer value per share (represents 64% premium to unaffected share price and 46% premium to unaffected 30-day VWAP) ▪ Implies equity value of $4,050 million and enterprise value[3] of $7,539 million per offer letter – PSUs converted at 'Target/Superior' midpoint ▪ Buyer perspective valuation: – 18.0x 2026E buyer adjusted EBITDA of $419 million – Noted 2026E PF adjusted EBITDA has fallen by $6 million relative to their preliminary indication which would have yielded an offer price of ~$27.25 on a like-for-like basis
TRA Treatment	▪ Assumed early termination payment of $368 million based on $31.75 transaction value per share ▪ TRA treatment to be discussed / negotiated with key stockholders and holders of OpCo units	▪ Assumed early termination payment of $322 million based on $28.50 transaction value per share and [redacted] tax assumptions[4] – $344 million per EY buyer model at $28.50 transaction value per share ▪ Open to discussion on treatment of the TRA which could impact offer price
Financing	▪ No financing contingency ▪ DFO to provide common equity commitment of $3.4 billion and senior equity commitment of $1.25 billion ▪ Fully committed debt financing of $4.2 billion (6.0x LTM '26E Credit Agreement EBITDA) with $3.25 billion funded at close by syndicate including Morgan Stanley, Barclays and Wells Fargo	▪ No financing contingency ▪ [redacted] to provide $4.123 billion equity commitment – Does not require any co-investors but may invite one or more co-investors to participate; will not be a condition to closing ▪ Fully committed debt financing of $2.8 billion by syndicate including [redacted]
Rollover	▪ Expected significant rollover participation from Baldwin family, key members of the management team, and key employees into common equity ▪ Open to discussion of a reinvestment of proceeds by certain holders to purchase a portion of DFO's committed senior equity ▪ Rollover agreement to be discussed / negotiated with key stockholders	▪ $350 million minimum active senior management and producer rollover committed at signing – Anticipates and welcomes a higher total, final rollover amount ▪ Will provide form of rollover agreement after execution of exclusivity agreement to begin discussions with key management / employees
Other Considerations	▪ Due diligence completed and offer not subject to any further due diligence ▪ Full markup of merger agreement included – Proposed Company termination fee of 3.8% and reverse termination fee of 5.25% of fully diluted equity value ▪ Proposal conditioned upon approval by Special Committee and Board for Sequence to have discussions / negotiations with key stockholders in connection with the TRA, voting, and support and rollover agreement	▪ Due diligence completed and offer not subject to any further due diligence ▪ Full markup of merger agreement included – Proposed Company termination fee of 3.37% and reverse termination fee of 6.75% of fully diluted equity value[5] ▪ No closing conditions related to management and employee retention ▪ Requesting to enter into exclusivity on 9/3 until the earlier of entry into definitive transaction documentation or end of day 9/11

P / W / P
PERELLA WEINBERG PARTNERS

Note: (1) Equity value to enterprise value bridge includes total debt of $2,495 million, cash and equivalents of $184 million, deferred payments and earn-out liability of $466 million, TRA termination payment of $368 million and other debt-like items of $62 million; (2) Restating Sequence PSUs from Target (1.083M) to the Target/Superior midpoint (1.856M per Shareholder Analysis 8.18.26) adds ~0.77M shares, approximately $24.5M of equity value at $31.75, or $0.17 per fully diluted share; (3) Equity value to enterprise value bridge includes total debt of $2,506 million, cash of $184 million, deferred payments and earn-out liability of $642 million, TRA termination payment of $322 million, and other debt-like items of $204 million; (4) Assumes 95% amortizable step-up, ETR of 25.91%, and AFR of August 2026; (5) Acceptance of 6.75% RTF is contingent on Company's acceptance of 3.37% Company termination fee

Preliminary and Illustrative
Subject to Review and Refinement

Spark Analysis at Various Prices

($ in millions, except per share data)		Unaffected $17.33	Current $30.26	[redacted] Proposal $28.50	Sequence Proposal $31.75
Class A Equity Value	92.906	$1,610	$2,811	$2,648	$2,950
Class B Equity Value	42.660	739	1,291	1,216	1,354
Restricted Stock Awards	4.687	81	142	134	149
Performance-based Stock Units [(1)]	1.856	32	56	53	59
FDSO Equity Value	142.107	$2,463	$4,300	$4,050	$4,512
(+) Debt (6/30/26)		2,495	2,495	2,495	2,495
(–) Cash (6/30/26)		(184)	(184)	(184)	(184)
(+) Contingent / Deferred Consideration (6/30/26) [(2)]		539	539	539	539
(+) TRA Liability (6/30/26) [(3)]		145	145	145	145
Enterprise Value [(4)]		**$5,457**	**$7,295**	**$7,045**	**$7,506**
Implied Premium / (Discount) to:					
Current (9/01/26)	$30.26	(42.7%)	-	(5.8%)	4.9%
Unaffected (6/17/26)	17.33	-	74.6%	64.5%	83.2%
30-Day VWAP as of Unaffected Date (6/17/26)	19.54	(11.3%)	54.8%	45.8%	62.5%
90-Day VWAP as of Unaffected Date (6/17/26)	20.82	(16.8%)	45.3%	36.9%	52.5%
52 Week Low (2/13/26)	16.50	5.0%	83.4%	72.7%	92.4%
52 Week High (9/08/25)	32.37	(46.5%)	(6.5%)	(12.0%)	(1.9%)
Implied EV / EBITDA Multiples: [(5)]					
PF LTM Q2'26 Management Adj. EBITDA	$370 [(6)]	14.7x	19.7x	19.0x	20.3x
2026E Management Adj. EBITDA	374	14.6x	19.5x	18.8x	20.1x
2027E Management Adj. EBITDA	447	12.2x	16.3x	15.8x	16.8x
Implied P/E Multiples: [(5)]					
2026E Management Adj. Earnings	$203	12.2x	21.2x	20.0x	22.3x
2027E Management Adj. Earnings	262	9.4x	16.4x	15.4x	17.2x

Source: Company filings, Preliminary Q2'26 Earnings Flash (VDR 2.49.1), Shareholder Analysis 8.18.26 (VDR 7.7.6), LRP (provided 8/26/26), FactSet as of 9/1/26
Note: Unaffected date of 6/17/26 represents last trading day prior to leak; (1) Represents unvested PSUs granted to date and estimated units not yet determined by Spark Compensation Committee based on mid - target / superior; (2) Based on reported balance sheet figure for contingent payments and disclosed deferred payments to CAC, Capstone, and Obie; (3) Based on reported balance sheet figure for future TRA related payments; (4) Excludes noncontrolling interest balance related to variable interest entities which we understand to be immaterial; to be updated pending receipt of information by management; (5) Burdened by SBC expense; (6) Pro forma for acquisitions of CAC, Capstone, and Obie

P / W / P
PERELLA WEINBERG PARTNERS

Preliminary and Illustrative
Subject to Review and Refinement

Historical Total Shareholder Return

INDEXED TOTAL SHAREHOLDER RETURN | SINCE SPARK IPO(1)

	As of Current Date (9/1/26)				As of Unaffected Date (6/17/26)			
	Spark	Retail Brokers[2]	S&P 500	Russell 2000	Spark	Retail Brokers[2]	S&P 500	Russell 2000
6 Months	30%	2%	12%	12%	(27%)	(14%)	10%	17%
1 Year	(4%)	(10%)	20%	26%	(54%)	(22%)	26%	41%
3 Years	12%	1%	77%	60%	(29%)	2%	76%	63%
5 Years	(23%)	27%	82%	37%	(38%)	33%	91%	40%
Since Spark IPO	116%	108%	184%	109%	24%	79%	173%	105%



350%
300%
250%
200%
150%
100%
50%
0%
(50%)
Oct-19
Jul-20
Apr-21
Jan-22
Oct-22
Jul-23
Apr-24
Jan-25
Oct-25
Jul-26
Unaffected Date 6/17/26
184%
116%
109%
108%
Spark
Retail Brokers(2)
S&P 500
Russell 2000

P / W / P
PERELLA WEINBERG PARTNERS

Source: Company filings, FactSet as of 9/1/26
Note: Spark IPO date of 10/24/19; Unaffected date of 6/17/26 represents last trading day prior to leak; (1) Represents median total shareholder return performance for each group; (2) Includes AJG, AON, BRO, MRSH, and WTW

Preliminary and Illustrative
Subject to Review and Refinement

Spark Illustrative Unaffected Share Price Performance

Share Price Performance Since 6/1/26 | Indexed to Spark Share Price[1]



Indexed Share Price
Unaffected Date 6/17/26
Trading Volume (M)
$32.50
$30.00
$27.50
$25.00
$22.50
$20.00
$17.50
7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
$30.26
$25.53
$20.29
$20.27
1-Jun
30-Jun
31-Jul
1-Sep
Spark
Retail Brokers(2)
S&P 500
Russell 2000
Spark Trading Volume

Illustrative Unaffected Spark Share Price
($ / % Return from Unaffected Date)

	Implied Spark Share Price	% Return from Unaffected Date
Current Spark Share Price	$30.26	74.6%
@ Retail Brokers Peer Return [2]	$21.01	21.2%
Unaffected Spark Share Price (6/17/26)	$17.33	0.0%

P / W / P
PERELLA WEINBERG PARTNERS

Source: FactSet as of 9/1/26
Note: Unaffected date of 6/17/26 represents last trading day prior to leak; (1) Represents median indexed price for each group, rebasing to Spark's price as of 6/1/26; (2) Includes AJG, AON, BRO, MRSH, and WTW

Valuation Over Time

EV / NTM EBITDA(1) | LAST 4 YEARS(2)

	Spark	Retail Brokers(3)
Current (9/01/26)	14.8x	12.8x
Unaffected (6/17/26)	10.9x	11.8x
1 Year Mean (Current)	13.0x	13.0x
2 Years Mean (Current)	16.8x	14.9x
4 Years Mean (Current)	16.6x	15.4x


30.0x
20.4x
15.8x
15.0x
0.0x
Unaffected Date
6/17/26
14.8x
12.8x
Sep-22
Mar-23
Sep-23
Mar-24
Sep-24
Mar-25
Sep-25
Mar-26
Sep-26
Spark
Retail Brokers(3)

NTM P / E(1) | LAST 4 YEARS(2)

	Spark	Retail Brokers(3)
Current (9/01/26)	16.7x	16.2x
Unaffected (6/17/26)	9.7x	15.2x
1 Year Mean (Current)	15.6x	17.0x
2 Years Mean (Current)	22.3x	19.9x
4 Years Mean (Current)	24.1x	21.2x


40.0x
29.8x
21.7x
20.0x
0.0x
Unaffected Date
6/17/26
16.7x
16.2x
Sep-22
Mar-23
Sep-23
Mar-24
Sep-24
Mar-25
Sep-25
Mar-26
Sep-26
Spark
Retail Brokers(3)

P / W / P
PERELLA WEINBERG PARTNERS

Source: Company filings, Preliminary Q2'26 Earnings Flash (VDR 2.49.1), Shareholder Analysis 8.18.26 (VDR 7.7.6), FactSet as of 9/1/26

Note: (1) Enterprise value represents fully diluted equity value plus debt and non-controlling interest and less cash; Spark burdened by LTM SBC expense per company disclosure as proxy for NTM expense; excludes Spark noncontrolling interest balance related to variable interest entities which we understand to be immaterial; to be updated pending receipt of information by management; (2) Represents median for each group; (3) Includes AJG, AON, BRO, MRSH, and WTW

Preliminary and Illustrative
Subject to Review and Refinement

Spark vs. Retail Broker Peers | Operating Benchmarking

($ in billions)


Spark
Retail Brokers
Market Cap:
$2.5 (unaffected) / $4.3 (current)
$90.4
$70.3
$68.3
$31.6
$24.3
2025A – 2027E Revenue CAGR
Median: 6.5%
OG Median: 5.3%
20.7%
OG: 7.2%(1)
21.6%
OG: 6.5%(1)
5.4%
5.5%
14.7%
OG: 5.5%(1)
6.5%
11.2%
OG: 2.3%(1)
2026E Organic Revenue Growth
Median: 4.3%
4.2%(2)
4.3%
4.3%
5.0%
5.5%
4.1%
1.1%
2026E EBITDA Margin
Reported
PF SBC Burden(3)
Median: 32.6%
26.6%
22.1%
27.3%
22.9%
28.6%
34.1%
32.6%
28.1%
35.2%
Management(4)
Consensus(5)
MARSH
AON(6)
Gallagher
wtw
Brown & Brown

Source: Company filings, Shareholder Analysis 8.18.26 (VDR 7.7.6), LRP (provided 8/26/26), Spark Equity Research Models, FactSet as of 9/1/26

Note: (1) Average of 2025A – 2027E organic growth; (2) PF organic growth of 7.3%; (3) Spark burdened by 2026E SBC expense per the median of consensus estimates or Spark's LRP; (4) Represents Gross Revenue CAGR & Net EBITDA Margin; Reported EBITDA Margin of 22.6% & EBITDA Margin (burdened by SBC) of 18.8% on a gross basis; (5) Represents Gross Revenue CAGR & Net EBITDA Margin; Reported EBITDA Margin of 23.4% and EBITDA Margin (burdened by SBC) of 19.7% on a gross basis (6) Consensus estimates as of 8/28/26 prior to USI announcement

P / W / P
PERELLA WEINBERG PARTNERS

Preliminary and Illustrative
Subject to Review and Refinement

Spark vs. Retail Broker Peers | Valuation Benchmarking

($ in billions)

	Spark (Unaffected)	Current	Retail Brokers				
	Management[1]	Consensus[1]	MARSH	AON[2]	Gallagher	wtw	Brown & Brown
Market Cap:	$2.5 (unaffected) / $4.3 (current)		$90.4	$70.3	$68.3	$31.6	$24.3
2026E EV / EBITDA Multiple	14.5x (19.5x)	13.7x (18.5x)	13.5x	13.8x	14.9x	12.5x	12.8x
			Median: 13.5x				
2027E EV / EBITDA Multiple	12.1x (16.3x)	11.6x (15.5x)	12.6x	12.8x	13.2x	11.5x	12.3x
			Median: 12.6x				
2026E P / E Multiple	12.5x (21.2x)	11.4x (20.3x)	18.0x	17.2x	19.8x	16.8x	16.2x
			Median: 17.2x				
2027E P / E Multiple	9.6x (16.4x)	8.7x (15.7x)	16.4x	15.4x	17.6x	14.5x	14.9x
			Median: 15.4x				

P / W / P
PERELLA WEINBERG PARTNERS

Source: Company filings, Preliminary Q2'26 Earnings Flash (VDR 2.49.1), Shareholder Analysis 8.18.26 (VDR 7.7.6), LRP (provided 8/26/26), Spark Equity Research Models, FactSet as of 9/1/26

Note: Enterprise value include(s) equity value, net debt, contingent / deferred consideration, non-controlling interest & TRA liabilities if applicable; excludes Spark noncontrolling interest balance related to variable interest entities which we understand to be immaterial; to be updated pending receipt of information by management; (1) 142.107M FDSO includes estimated PSUs not yet determined by Spark Compensation Committee based on mid - target / superior; unaffected date of 6/17/26 represents last trading day prior to leak; burdened by SBC expense; (2) Consensus estimates as of 8/28/26 prior to USI announcement

Preliminary and Illustrative
Subject to Review and Refinement

Overview of Key Spark Financial Projections

Financial forecast provided by Spark management and approved for use by PWP

	Spark Management
General	▪ Five-year (2027 – 2031) LRP on standalone, public company basis; single management case, no upside / downside ▪ 2026 based on bottoms-up, annual budgeting process and updated based on H1 2026 actual results ▪ P&L built on segment-level basis which rolls into consolidated forecast
Revenue	▪ ~10% gross revenue CAGR (2027 – 2031) in-line with historical growth and driven by continued organic growth across IAS, MIS and UCTS segments – IAS organic growth increased from ~5% (2026) to ~8% (2031) – UCTS organic growth decreased from ~17% (2026) to ~13% (2031) – MIS organic growth increased from ~5% (2026) to ~9% (2031) ▪ GDP growth used as a proxy for rate and exposure, with a long-term assumption in the ~1% to ~3% range
Expenses / Margin	▪ Management reported Adj. EBITDA (burdened by SBC) margin expansion of ~600 bps over projection period, driven primarily by operating leverage and the Catalyst Initiative role transformation program – Investment required for transformation program largely completed by 2026 ▪ Compensation expense grows at ~50% of revenue growth, subject to minimum increase of ~4% for merit, cost-of-living, and modest net hiring
Cash Flow	▪ CapEx declines from ~8% of revenue historically toward ~1% by 2031 as major investments completed by 2026 ▪ Net working capital and other non-recurring expenses assumed to scale with net revenue, with no further optimization assumed ▪ Reflects management-provided cash flow assumptions, including existing earnout and deferred consideration for prior acquisitions ▪ Projections exclude any future M&A activity
Tax	▪ Projected effective tax rate of ~26% (federal and state) ▪ Cash tax savings from various tax attributes (NOLs, TRA, etc.) provided by Company's tax advisor

P / W / P
PERELLA WEINBERG PARTNERS

Source: Spark Management, LRP (provided 8/26/26), EY Tax Model (provided 9/1/26), FactSet as of 9/1/26

Summary of Spark Historical & Projected Financials

Historical financials based on actual performance including acquisitions as realized; forecast based on Spark management projections and approved for use by PWP

SPARK GROSS REVENUE ($M)

	2023A	2024A	2025A	2026E	2027E	2028E	2029E	2030E	2031E
Total Growth:	*24.3%*	*13.9%*	*8.4%*	*32.3%*	*10.2%*	*9.6%*	*10.0%*	*10.0%*	*9.6%*
Organic Growth:	*19.1%*	*16.7%*	*7.3%*	*4.2%*	*10.2%*	*9.6%*	*10.0%*	*10.0%*	*9.6%*


Includes ~$400M revenue from CAC, Obie, & Capstone acquisitions
'23A – '26E CAGR: 17.8%
'27E – '31E CAGR: 9.8%
$1,219
$1,389
$1,505
$1,991
$2,194
$2,405
$2,644
$2,908
$3,188
2023A
2024A
2025A
2026E
2027E
2028E
2029E
2030E
2031E

SPARK ADJUSTED EBITDA ($M)

	2023A	2024A	2025A	2026E	2027E	2028E	2029E	2030E	2031E	
Margin (incl. SBC):	*20.5%*	*22.5%*	*22.7%*	*22.6%*	*23.5%*	*24.5%*	*25.8%*	*26.6%*	*27.5%*	***+490bps***
Margin (excl. SBC):	*15.9%*	*17.7%*	*17.9%*	*18.8%*	*20.4%*	*21.5%*	*22.9%*	*23.8%*	*24.8%*	***+600bps***
										Since 2026E


'23A – '26E CAGR: 21.7%
'27E – '31E CAGR: 14.3%
Adj. EBITDA (incl. SBC)
Adj. EBITDA (excl. SBC)
$250
194
$312
246
$341
270
$450
374
$515
447
$588
516
$681
604
$775
693
$877
790
2023A
2024A
2025A
2026E
2027E
2028E
2029E
2030E
2031E

P / W / P
PERELLA WEINBERG PARTNERS

Source: Company filings, LRP (provided 8/26/26)

Preliminary and Illustrative
Subject to Review and Refinement

Spark Preliminary Valuation Summary

($ in millions, except per share data)

Methodology		Metric		Implied Price per Share Valuation Range	Commentary
				Unaffected Price: $17.33 Current Price: $30.26	
Publicly Traded Comparables Analysis	EV / EBITDA	12.5x - 14.5x 2026E Mgmt. Adj. EBITDA	$374 (1)	$11.80 – $17.10	▪ Based on key retail broker peers ▪ Spark EBITDA / earnings burdened by stock-based compensation
		11.5x - 13.5x 2027E Mgmt. Adj. EBITDA	$447 (1)	$15.10 – $21.40	
	P / E	15.5x - 18.5x 2026E Mgmt. Adj. Earnings	$203 (1)	$22.10 – $26.40	
		14.0x - 17.0x 2027E Mgmt. Adj. Earnings	$262 (1)	$25.90 – $31.40	
Discounted Cash Flow Analysis		Perpetuity Growth Rate: 3.0% - 4.0% WACC: 9.5% - 10.5%	2031E uFCF: $502 (1)	$21.40 – $34.20	▪ Includes present value of tax attributes
Precedent Transactions Analysis		15.0x - 17.0x EV / PF LTM Q2'26 Mgmt. Adj. EBITDA	$370 (2)	$18.00 – $23.20	▪ Based on selected precedent transactions ▪ EBITDA burdened by stock-based compensation
For Reference Only	52-Week Trading Range	52-Week High at 09/08/2025 52-Week Low at 02/13/2026	52-Week High - $32.37 52-Week Low - $16.50	$16.50 – $32.40	
	Analyst Price Targets Range	High from Broker A at 7/31/26 Low from Broker I at 7/30/26	High - $38.00 Low - $26.00	$26.00 – $38.00	

[redacted] Proposal: $28.50 Sequence Proposal: $31.75

Source: Company filings, Preliminary Q2'26 Earnings Flash (VDR 2.49.1), Shareholder Analysis 8.18.26 (VDR 7.7.6), LRP (provided 8/26/26), EY Tax Model (provided 9/1/26), Spark Equity Research Models, FactSet as of 9/1/26

Note: Equity value adjusted for $2,495M debt, $184M cash, $539M contingent / deferred consideration, and $145M future nominal TRA-related payments for already exchanged LLC units based on balance sheet as of 6/30/26; price per share assumes fully diluted shares of 142.107M, including estimated PSUs not yet determined by Spark Compensation Committee based on mid - target / superior; excludes noncontrolling interest balance related to variable interest entities which we understand to be immaterial; to be updated pending receipt of information by management; implied price per share rounded to $0.10; (1) Burdened by SBC; (2) Represents PF LTM Q2'26 Management Adj. EBITDA of $445M, burdened by $75M of SBC

P / W / P
PERELLA WEINBERG PARTNERS

Preliminary and Illustrative
Subject to Review and Refinement

Preliminary DCF Valuation Analysis

Financial projections per Spark management and approved for use by PWP; valuation & balance sheet date as of 6/30/26

DISCOUNTED CASH FLOW ANALYSIS | VALUATION & BALANCE SHEET AS OF 6/30/26

	L6ME[(1)]	Fiscal Year Ended				
($ in millions, except value per share)	**12/2026E**	**12/2027E**	**12/2028E**	**12/2029E**	**12/2030E**	**12/2031E**
Gross Revenue	$966	$2,194	$2,405	$2,644	$2,908	$3,188
Net Revenue	808	1,834	1,989	2,168	2,363	2,575
% Growth		*8.2%*	*8.5%*	*9.0%*	*9.0%*	*9.0%*
Reported Adj. EBITDA	$196	$515	$588	$681	$775	$877
(–) SBC	(43)	(68)	(72)	(77)	(82)	(87)
Reported Adj. EBITDA (excl. SBC)	$153	$447	$516	$604	$693	$790
(–) Other Non Recurring Cash Expenses	(45)	(18)	(20)	(22)	(24)	(26)
Reported Cash Adj. EBITDA	$108	$429	$496	$583	$669	$764
(–) Depreciation and Amortization[(2)]	(4)	(9)	(10)	(11)	(13)	(14)
EBIT	$105	$419	$486	$571	$656	$750
(–) Taxes	(27)	(109)	(126)	(148)	(171)	(195)
% Tax Rate	*26%*	*26%*	*26%*	*26%*	*26%*	*26%*
Unlevered Net Income	$77	$310	$360	$423	$486	$555
(+) Depreciation and Amortization	4	9	10	11	13	14
(–) CapEx	(20)	(33)	(31)	(30)	(29)	(28)
(+) Decrease / (Increase) in NWC	20	(9)	(10)	(11)	(12)	(13)
(–) Earnout & Deferred Consideration	0	(166)	(166)	(185)	(70)	0
(–) Net Income Attributable to Lennar NCI	(8)	(17)	(19)	(21)	(23)	(25)
Unlevered Free Cash Flow	$73	$95	$144	$188	$364	$502
PV of Tax Attributes Utilized						$405[(3)]

Perpetuity Growth Rate Sensitivities (at PGR % of)

WACC	PV of FCF	PV of Terminal Value 3.0%	PV of Terminal Value 3.5%	PV of Terminal Value 4.0%	Enterprise Value 3.0%	Enterprise Value 3.5%	Enterprise Value 4.0%	Equity Value[(4)] 3.0%	Equity Value[(4)] 3.5%	Equity Value[(4)] 4.0%
9.5%	$994	$4,833	$5,261	$5,767	$5,827	$6,255	$6,761	$3,921	$4,349	$4,855
10.0%	$978	$4,377	$4,736	$5,156	$5,355	$5,715	$6,134	$3,450	$3,809	$4,229
10.5%	$963	$3,984	$4,290	$4,642	$4,948	$5,253	$5,605	$3,042	$3,348	$3,700

WACC	Implied Terminal Multiple[(5)] 3.0%	Implied Terminal Multiple[(5)] 3.5%	Implied Terminal Multiple[(5)] 4.0%	TV Percentage of EV 3.0%	TV Percentage of EV 3.5%	TV Percentage of EV 4.0%	Equity Value per Share[(4, 6)] 3.0%	Equity Value per Share[(4, 6)] 3.5%	Equity Value per Share[(4, 6)] 4.0%
9.5%	10.1x	11.0x	12.0x	83%	84%	85%	$27.59	$30.61	$34.17
10.0%	9.3x	10.1x	11.0x	82%	83%	84%	$24.27	$26.80	$29.76
10.5%	8.7x	9.4x	10.2x	81%	82%	83%	$21.41	$23.56	$26.04

Source: Company filings, Preliminary Q2'26 Earnings Flash (VDR 2.49.1), Shareholder Analysis 8.18.26 (VDR 7.7.6), LRP (provided 8/26/26), EY Tax Model (provided 9/1/26)

Note: (1) Represents the difference between 2026E projections and H1 2026 actuals; (2) Excludes amortization related to acquisitions and paired unit exchanges, valued separately in the tax attributes; (3) Represents cash tax savings from various tax attributes (NOLs, TRA, R&D credit, charitable donations); present value discounted at 11.0% cost of equity; assumes unexchanged units are exchanged at current share price ($30.26); (4) Equity value adjusted for $2,495M debt, $184M cash, and $405M PV of tax attributes; (5) Based on 2032E Reported Cash Adj. EBITDA of $791M, extrapolation approved by Spark management; (6) Represents 142.107M FDSO and includes estimated PSUs not yet determined by Spark Compensation Committee based on mid - target / superior

P / W / P
PERELLA WEINBERG PARTNERS

Preliminary and Illustrative
Subject to Review and Refinement

Selected Precedent Transactions

Ann. Date	Acquiror	Target	Enterprise Value ($M)	Consideration (% Cash / % Stock)	EV / LTM EBITDA	Run-Rate Synergies ($M)	EV / LTM EBITDA w/ RR Synergies
8/31/26	Aon	USI	$17,000	100% / 0%	22.5x	$395	14.8x
12/10/25	WTW	Newfront	1,300 (1)	69% / 31%	21.7x (2)	35	13.7x
12/2/25	Baldwin	CAC	1,096 (3)	40% / 60%	15.7x (4)	60	8.4x
6/10/25	Brown & Brown	Accession Risk (Risk Strategies)	9,825	86% / 14%	16.4x (5)	150	13.1x
12/9/24	Arthur J. Gallagher	AssuredPartners	13,450	100% / 0%	14.3x (6)	160	12.2x
3/9/20	Aon	WTW	34,888	0% / 100%	15.2x	800	11.3x
9/18/18	Marsh & McLennan	Jardine Lloyd Thompson	6,395 (7)	100% / 0%	19.6x	250	11.1x (8)
6/30/15	Willis Group Holdings	Towers Watson	8,791 (9)	8% / 92%	11.3x	113	9.9x
7/12/10	Aon	Hewitt Associates	4,900	50% / 50%	8.8x	355	5.4x
8/22/08	Aon	Benfield Group	1,767 (10)	100% / 0%	13.7x (11)	122	7.0x
6/8/08	Willis Group Holdings	Hilb Rogal & Hobbs	1,974	50% / 50%	10.9x	140	6.2x
2/26/07	Apax & MS Principal Investments	Hub International	1,803 (12)	100% / 0%	12.3x	NA	NA
1/16/07	Goldman Sachs Capital Partners	USI Holdings	1,300	100% / 0%	12.0x	NA	NA
				Median	**14.3x**	**$150**	**11.1x**
				Mean	**14.9x**	**$234**	**10.3x**

Source: Company filings, FactSet
Note: EBITDA burdened by stock-based compensation except for Baldwin / CAC
(1) Includes $250M deferred consideration; (2) Represents 2025E PF Adj. EBITDA; (3) Includes $70M deferred consideration; (4) Represents 2025E PF Adj. EBITDA; (5) Represents 2024 PF Adj. EBITDA; (6) Represents PF Adj. EBITDAC; (7) Converted from GBP to USD at the 1.315 spot rate on 9/17/18; (8) Converted run-rate synergies of $250M from USD to GBP at the 0.760 spot rate on 9/17/18; (9) Represents amended offer as of 11/19/15, includes $10.00/share special dividend; (10) Converted from GBP to USD at the 1.876 spot rate on 8/21/08; (11) Represents Group Trading Result; (12) Represents amended offer of $41.50/share as of 3/23/07

P / W / P
PERELLA WEINBERG PARTNERS

Appendix

Preliminary and Illustrative
Subject to Review and Refinement

Preliminary Spark WACC Analysis

SELECT PEER CAPITAL STRUCTURE OVERVIEW ($M)

Company	Levered Beta[1]	Market Equity	(Debt + Pref.) / Tot. Capital	Marginal Tax Rate[2]	Unlevered Beta	3 Yr Avg Unlevered Beta	Cost of Debt[3]
Spark	0.58	$4,300	36.7%	26.0%	0.41	0.77	6.8%
Retail Brokers							
MRSH	0.23	$90,359	18.5%	24.0%	0.20	0.38	5.3%
AON	0.26	70,348	17.5%	24.0%	0.23	0.38	5.4%
AJG	0.26	68,318	16.5%	24.0%	0.23	0.39	5.5%
WTW	0.32	31,634	17.1%	24.0%	0.28	0.36	5.7%
BRO	0.29	24,316	24.2%	24.0%	0.23	0.43	5.8%
Median	**0.26**		**17.5%**	**24.0%**	**0.23**	**0.38**	**5.5%**
Mean	**0.27**		**18.8%**	**24.0%**	**0.23**	**0.39**	**5.5%**

WACC ANALYSIS

	Selected Range: Low	Mid	High
Unlevered Beta	0.70	0.80	0.90
Levered Beta	0.81	0.93	1.04
Market Risk Premium[4]	6.31%	6.31%	6.31%
Equity Risk Premium	5.11%	5.84%	6.57%
20-Year U.S. Treasury Yield[5]	5.22%	5.22%	5.22%
Cost of Equity	**10.3%**	**11.1%**	**11.8%**
Cost of Debt	**6.0%**	**6.5%**	**7.0%**
Tax Rate[2]	26.0%	26.0%	26.0%
After-Tax Cost of Debt	**4.4%**	**4.8%**	**5.2%**
Debt / Total Capitalization	*17.5%*	*17.5%*	*17.5%*
Spark WACC	**9.3%**	**10.0%**	**10.6%**

P / W / P
PERELLA WEINBERG PARTNERS

Source: Company filings, Barra Beta, Kroll, Preliminary Q2'26 Earnings Flash (VDR 2.49.1), Shareholder Analysis 8.18.26 (VDR 7.7.6), FactSet as of 9/1/26

Note: Fully diluted shares of 142.107M includes estimated PSUs not yet determined by Spark Compensation Committee based on mid - target / superior
(1) Represents Barra Beta; (2) Estimated effective tax rate of ~26% (federal and state) provided by Spark and 24% estimated marginal tax rate (federal and state) for peers; (3) Represents weighted average of yield to worst of long-term debt; (4) Represents Kroll's supply side long-term expected equity risk premium; (5) Based on 30-day average of 20-year U.S. Treasury Yield

Preliminary and Illustrative
Subject to Review and Refinement

Historical Levered Barra Beta Over Time

LEVERED BETA PERFORMANCE | LAST 10 YEARS



COVID Period[1]
Spark
Retail Brokers
2.0
1.5
1.0
0.5
0.0
Levered Barra Beta
10Y Avg[2] 1.154
5Y Avg 1.175
3Y Avg 1.012
1Y Avg 0.830
10Y Avg 0.661
5Y Avg 0.571
3Y Avg 0.445
1Y Avg 0.375
Aug-16
Aug-18
Aug-20
Aug-22
Aug-24
Aug-26

		Trailing Period[2] (Average)					
Company	**Current[3]**	**3M**	**6M**	**1Y**	**3Y**	**5Y**	**10Y**
Spark	0.584	0.601	0.684	0.830	1.012	1.175	1.154
Retail Brokers							
MRSH	0.232	0.242	0.302	0.377	0.428	0.555	0.649
AON	0.264	0.237	0.284	0.336	0.446	0.563	0.647
AJG	0.262	0.273	0.349	0.398	0.439	0.554	0.654
WTW	0.320	0.302	0.346	0.364	0.416	0.559	0.678
BRO	0.287	0.292	0.351	0.398	0.494	0.626	0.677
Mean	**0.273**	**0.269**	**0.326**	**0.375**	**0.445**	**0.571**	**0.661**

P / W / P
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Source: Barra Beta
Note: Represents month-end data; (1) COVID Period is between Q1'20 – Q4'21; (2) Companies included in each trailing period if they have data for at least one month; (3) As of 9/1/26

Preliminary and Illustrative
Subject to Review and Refinement

Historical Unlevered Barra Beta Over Time

UNLEVERED BETA PERFORMANCE | LAST 10 YEARS



COVID Period(1)
Spark
Retail Brokers
2.0
1.5
1.0
0.5
0.0
Unlevered Barra Beta
10Y Avg(2) 0.942
5Y Avg 0.913
3Y Avg 0.768
1Y Avg 0.579
10Y Avg 0.575
5Y Avg 0.499
3Y Avg 0.387
1Y Avg 0.315
Aug-16
Aug-18
Aug-20
Aug-22
Aug-24
Aug-26

		Trailing Period[2] (Average)					
Company	Current[3]	3M	6M	1Y	3Y	5Y	10Y
Spark	0.409	0.412	0.468	0.579	0.768	0.913	0.942
Retail Brokers							
MRSH	0.198	0.203	0.252	0.318	0.376	0.491	0.569
AON	0.227	0.205	0.243	0.287	0.382	0.490	0.567
AJG	0.228	0.236	0.297	0.342	0.391	0.492	0.562
WTW	0.277	0.257	0.290	0.311	0.357	0.479	0.579
BRO	0.231	0.231	0.273	0.319	0.429	0.544	0.598
Mean	**0.232**	**0.227**	**0.271**	**0.315**	**0.387**	**0.499**	**0.575**

P / W / P
PERELLA WEINBERG PARTNERS

Source: Barra Beta, FactSet
Note: Represents month-end data; levered betas unlevered based each company's respective debt / market capitalization; utilizes 26% tax rate for Spark and 24% for peers; capital structure inputs reflect most recently reported balance sheet as of each measurement date; (1) COVID Period is between Q1'20 – Q4'21; (2) Companies included in each trailing period if they have data for at least one month; (3) As of 9/1/26

Preliminary and Illustrative
Subject to Review and Refinement

Preliminary DCF Valuation Analysis | Projected Tax Attributes

($ in millions) Tax Year	Years from Term Date	A Cash Tax Savings [1] (Gross)	B TRA Payments (Gross)	C=A-B Net Cash Savings (Gross)	D *Discount Factor at 11.0% Cost of Equity*	E=C*D Present Value of Net Cash Savings
12/31/2026	0.5	$9	$0	$9	0.949	$8
12/31/2027	1.5	79	2	77	0.855	66
12/31/2028	2.5	90	21	70	0.770	54
12/31/2029	3.5	105	43	61	0.694	43
12/31/2030	4.5	120	56	64	0.625	40
12/31/2031	5.5	153	66	87	0.563	49
12/31/2032	6.5	132	46	85	0.507	43
12/31/2033	7.5	101	42	59	0.457	27
12/31/2034	8.5	95	39	56	0.411	23
12/31/2035	9.5	90	39	51	0.371	19
12/31/2036	10.5	77	39	38	0.334	13
12/31/2037	11.5	60	40	21	0.301	6
12/31/2038	12.5	58	40	18	0.271	5
12/31/2039	13.5	59	41	18	0.244	4
12/31/2040	14.5	58	41	17	0.220	4
12/31/2041	15.5	30	26	5	0.198	1
12/31/2042	16.5	7	6	1	0.178	0
12/31/2043	17.5	1	1	0	0.161	0
12/31/2044	18.5	0	0	0	0.145	0
12/31/2045	19.5	0	0	0	0.130	0
12/31/2046	20.5	0	0	0	0.118	0
12/31/2047	21.5	0	0	0	0.106	0
12/31/2048	22.5	0	0	0	0.095	0
12/31/2049	23.5	0	0	0	0.086	0
12/31/2050	24.5	0	0	0	0.077	0
12/31/2051	25.5	0	0	0	0.070	0
12/31/2052	26.5	0	0	0	0.063	0
Total		**$1,324**	**$587**	**$737**		**$405**

Cost of Equity	PV of Cash Tax Savings
10.5%	$415
11.0%	$405
11.5%	$396

P / W / P
PERELLA WEINBERG PARTNERS

Source: LRP (provided 8/26/26), EY Tax Model (provided 9/1/26)
Note: Assumes unexchanged units are exchanged at current share price ($30.28); (1) Represents cash tax savings from various tax attributes (NOLs, TRA, R&D credit, charitable donations)

Preliminary and Illustrative
Subject to Review and Refinement

Selected Public Comparables

Company	Market Cap ($M)	Enterprise Value ($M)	Stock Price Current	Stock Price LTM Δ	EV / EBITDA[1] 2026E	EV / EBITDA[1] 2027E	P / E[1] 2026E	P / E[1] 2027E	Rev CAGR 2025A - 2027E	Organic Growth 2026E	EBITDA Margin 2026E	Net Debt / 2026E EBITDA
Spark (Current)												
Management	$4,300	$7,295	$30.26	(4.5%)	19.5x	16.3x	21.2x	16.4x	20.7%	4.2%	22.1%[3]	5.1x
Consensus	4,300	7,295	30.26	(4.5%)	18.5x	15.5x	20.3x	15.7x	21.6%	4.3%	22.9%[3]	4.9x
Spark (Unaffected)[2]												
Management (Unaffected)[2]	$2,527	$5,414	$17.33	(54.3%)	14.5x	12.1x	12.5x	9.6x	20.7%	4.2%	22.1%[3]	4.9x
Consensus (Unaffected)[2]	2,527	5,414	17.33	(54.3%)	13.7x	11.6x	11.4x	8.7x	21.2%	5.9%	22.9%[3]	4.7x
Retail Brokers												
Marsh	$90,359	$109,851	$187.58	(8.9%)	13.5x	12.6x	18.0x	16.4x	5.4%	4.3%	28.6%	2.3x
Aon[4]	70,348	84,502	326.30	(11.1%)	13.8x	12.8x	17.2x	15.4x	5.5%	5.0%	34.1%	2.3x
Arthur J. Gallagher	68,318	80,951	262.00	(13.5%)	14.9x	13.2x	19.8x	17.6x	14.7%	5.5%	32.6%	2.2x
Willis Towers Watson	31,634	36,696	334.47	2.4%	12.5x	11.5x	16.8x	14.5x	6.5%	4.1%	28.1%	1.7x
Brown & Brown	24,316	31,492	72.05	(25.7%)	12.8x	12.3x	16.2x	14.9x	11.2%	1.1%	35.2%	2.8x
Retail Brokers Median				**(11.1%)**	**13.5x**	**12.6x**	**17.2x**	**15.4x**	**6.5%**	**4.3%**	**32.6%**	**2.3x**
Retail Brokers Mean				**(11.3%)**	**13.5x**	**12.5x**	**17.6x**	**15.8x**	**8.7%**	**4.0%**	**31.7%**	**2.3x**

Source: Company filings, Preliminary Q2'26 Earnings Flash (VDR 2.49.1), Shareholder Analysis 8.18.26 (VDR 7.7.6), LRP (provided 8/26/26), Spark Equity Research Models, FactSet as of 9/1/26

Note: Enterprise value include(s) equity value, net debt, contingent / deferred consideration, non-controlling interest, and TRA liabilities if applicable; excludes Spark noncontrolling interest balance related to variable interest entities which we understand to be immaterial; to be updated pending receipt of information by management; Spark fully diluted shares of 142.107M includes estimated PSUs not yet determined by Spark Compensation Committee based on mid - target / superior; (1) Spark burdened by 2026E / 2027E SBC expense; (2) Unaffected date of 6/17/26 represents last trading day prior to leak; (3) Represents Net EBITDA Margin burdened by SBC; (4) Consensus estimates as of 8/28/26 prior to USI announcement

P / W / P
PERELLA WEINBERG PARTNERS

Preliminary and Illustrative
Subject to Review and Refinement

Adjusted EBITDA Comparison | Stock-Based Compensation Adjustment

- Spark reports Adj. EBITDA by adding back stock-based compensation while Retail Brokers burden their Adj. EBITDA with stock-based compensation expense
  - Spark's stock-based compensation expense accounts for 19% of its Q2'26 LTM Adj. EBITDA
- To normalize the comparison of Adjusted EBITDA between Spark and the Retail Brokers, we have burdened Spark's adjusted EBITDA with its stock-based compensation expense

STOCK-BASED COMPENSATION AS % OF ADJ. EBITDA | Q2'26 LTM



Spark
Retail Brokers
Adj. EBITDA
$396M
$7.9B
$6.0B
$5.0B
$2.8B
$2.4B
$75M
19%
$321M SBC-burdened Adj. EBITDA
81%
100%
100%
100%
100%
100%
Reported
MARSH (1)
AON (2)
Gallagher
wtw
Brown & Brown
Reported EBITDA + Adjustments
Stock-Based Compensation

P / W / P
PERELLA WEINBERG PARTNERS

Source: Company filings
Note: (1) Represents adjusted operating income, adding back depreciation & amortization; (2) Represents adjusted operating income, adding back depreciation

Summary of Spark Research Analyst Valuation

CURRENT ESTIMATES BY RESEARCH ANALYST

Ranked by Current Target Price

Broker	Report Date	Target Price: Unaffected Date [(1)]	Target Price: Current	Premium / (Discount): Unaffected Target to Unaffected Price [(1)]	Premium / (Discount): Current Target to Current Price	Broker Recommendation	Valuation Methodologies
Broker A	7/31/2026	$36.00	$38.00	107.7%	25.6%	Buy	P / '28E EPS
Broker B	8/25/2026	37.00	37.00	113.5%	22.3%	Buy	P / E; DCF
Broker C	8/3/2026	35.00	37.00	102.0%	22.3%	Buy	EV / EBITDA
Broker D	8/10/2026	30.00	34.00	73.1%	12.4%	Buy	EV / '27E EBITDA
Broker E	7/31/2026	26.00	31.00	50.0%	2.4%	Buy	EV / '27E EBITDA
Broker F	8/18/2026	25.00	30.00	44.3%	(0.9%)	Buy	P / '28E EPS
Broker G	8/5/2026	25.00	29.00	44.3%	(4.2%)	Hold	75% EV / NTM EBITDA, 25% P / NTM Cash EPS
Broker H	7/31/2026	24.00	28.00	38.5%	(7.5%)	Hold	50% EV / EBITDA; 50% P / E
Broker I	7/30/2026	23.00	26.00	32.7%	(14.1%)	Hold	EV / '27E EBITDA
Broker J	8/10/2026	NA	NA	NA	NA	Hold	NA
Broker K	7/31/2026	NA	NA	NA	NA	Buy	NA
Median		**$26.00**	**$31.00**	**50.0%**	**2.4%**		

HISTORICAL WALL STREET RESEARCH ANALYST RECOMMENDATIONS (CONSENSUS)


# of Brokers:
10 10 10 10 10 11 11 11 11 11 11 11 11
Unaffected Date 6/17/26
Sep-25: Sell 10%, Hold 30%, Buy 60%, Price Target $40.50, Share Price $28.21
Oct-25: Sell 10%, Hold 40%, Buy 50%, Price Target $35.50, Share Price $22.10
Nov-25: Sell 10%, Hold 40%, Buy 50%, Price Target $34.00, Share Price $28.51
Dec-25: Hold 50%, Buy 50%, Price Target $33.50, Share Price $24.03
Jan-26: Hold 50%, Buy 50%, Price Target $34.00, Share Price $21.92
Feb-26: Hold 45%, Buy 55%, Price Target $30.00, Share Price $23.23
Mar-26: Hold 45%, Buy 55%, Price Target $29.00, Share Price $21.94
Apr-26: Hold 45%, Buy 55%, Price Target $26.00, Share Price $22.72
May-26: Hold 45%, Buy 55%, Price Target $26.00, Share Price $19.42
Jun-26: Hold 36%, Buy 64%, Price Target $28.00, Share Price $26.58
Jul-26: Hold 36%, Buy 64%, Price Target $30.00, Share Price $27.74
Aug-26: Hold 36%, Buy 64%, Price Target $31.00, Share Price $30.85
Current: Hold 36%, Buy 64%, Price Target $31.00, Share Price $30.26
Buy
Hold
Sell
Price Target
End of Month Share Price

Source: Spark Equity Research Models, FactSet as of 9/1/26
Note: (1) Unaffected date of 6/17/26 represents last trading day prior to leak

P / W / P
PERELLA WEINBERG PARTNERS

Preliminary and Illustrative
Subject to Review and Refinement

Summary of Spark Research Analyst Key Financial Estimates

Ranked by Model Date

		2026E					2027E				
		Adj. EBITDA ($M)		Adj. EPS ($)			Adj. EBITDA ($M)		Adj. EPS ($)		
Analyst	**Model Date**	**Pre-SBC**	**Post-SBC**	**Pre-SBC**	**Post-SBC**	**SBC ($M)**	**Pre-SBC**	**Post-SBC**	**Pre-SBC**	**Post-SBC**	**SBC ($M)**
Broker B	8/25/2026	$467	$393	$2.05	$1.54	$74	$562	$478	$2.54	$1.96	$84
Broker F	8/18/2026	477	388	1.99	1.38	89	543	418	2.39	1.53	124
Broker J	8/10/2026	470	398	2.00	1.48	73	549	469	2.50	1.93	80
Broker D	8/10/2026	462	385	1.95	1.41	76	508	422	2.25	1.64	86
Broker G	8/5/2026	466	389	2.00	1.46	77	549	458	2.55	1.92	91
Broker C	8/3/2026	473	412	2.00	1.57	61	567	506	2.55	2.12	61
Broker A	7/31/2026	465	398	1.99	1.51	66	583	512	2.70	2.19	70
Broker H	7/31/2026	475	402	2.01	1.49	74	562	482	2.50	1.93	80
Broker I	7/30/2026	469	397	2.08	1.57	73	555	469	2.60	1.99	86
Broker E	7/30/2026	475	389	2.01	1.41	86	530	435	2.36	1.68	96
Broker K	7/30/2026	470	395	2.03	1.50	75	536	437	2.37	1.69	99
Median		**$470**	**$395**	**$2.00**	**$1.49**	**$74**	**$549**	**$469**	**$2.50**	**$1.93**	**$86**

P / W / P
PERELLA WEINBERG PARTNERS

Source: Spark Equity Research Models

Preliminary and Illustrative
Subject to Review and Refinement

Summary of Spark Research Analyst Organic Growth Estimates

Ranked by Model Date

Analyst	Model Date	Organic Growth 2026E	Organic Growth 2027E	Organic Growth 2028E
Broker B	8/25/2026	4.4%	8.3%	N/A
Broker F	8/18/2026	4.7%	10.4%	9.8%
Broker J	8/10/2026	4.3%	8.0%	8.0%
Broker D	8/10/2026	3.8%	6.7%	6.1%
Broker G	8/5/2026	4.0%	7.4%	6.8%
Broker C	8/3/2026	4.6%	10.0%	10.0%
Broker A	7/31/2026	3.8%	7.8%	7.2%
Broker H	7/31/2026	4.3%	8.9%	8.7%
Broker I	7/30/2026	4.2%	7.8%	9.2%
Broker E	7/30/2026	4.5%	7.6%	8.6%
Broker K	7/30/2026	4.0%	9.6%	N/A
Median		**4.3%**	**8.0%**	**8.6%**
Spark Management Estimates		**4.2%**	**10.2%**	**9.6%**

P / W / P
PERELLA WEINBERG PARTNERS

Source: Spark Equity Research Models, LRP (provided 8/26/26)

Premiums Paid to Unaffected Price | Last 10 Years

TAKE-PRIVATE TRANSACTIONS WITH VALUE BETWEEN $3 – $8B | CASH ONLY CONSIDERATION


Transactions
7
8
7
3
16
16
11
12
6
10
Mean
Median
Mean: 32%
Median: 28%
18% 18%
24% 23%
32% 25%
43% 52%
32% 29%
45% 37%
32% 29%
26% 24%
39% 30%
30% 26%
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026 YTD

ALL TAKE-PRIVATE TRANSACTIONS | CASH ONLY CONSIDERATION


Transactions
42
45
41
32
54
56
49
53
56
48
Mean
Median
Mean: 41%
Median: 32%
26% 19%
37% 25%
32% 26%
43% 31%
42% 37%
50% 39%
43% 36%
41% 36%
49% 40%
39% 34%
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026 YTD

P / W / P
PERELLA WEINBERG PARTNERS

Source: FactSet as of 8/26

Note: Represents closed or pending take-private transactions for publicly listed U.S. targets with announcement dates between 2017 – 2026 YTD; excludes transactions with negative premiums or premiums over 150%; all transactions category represents announced transaction value over $100M; take-privates primarily consist of cash-only transactions with 0 stock / mixed transactions between $3 – $8B and 8 for all transactions cumulatively over the last ten years

Preliminary and Illustrative
Subject to Review and Refinement

Annual Ranges of Premiums Paid | Last 10 Years

PREMIUM PAID TO UNAFFECTED PRICE OF TAKE-PRIVATE TRANSACTIONS | CASH ONLY CONSIDERATION

Blue Represents Transactions for $3 – $8B
Grey Represents All Transactions

Represents 1st Quartile and 3rd Quartile
Represents Median



2017
2018
2019
2020
2021
2022
2023
2024
2025
2026 YTD
24%
18%
17%
33%
19%
13%
33%
23%
13%
50%
25%
17%
52%
25%
17%
38%
26%
18%
59%
52%
19%
64%
31%
19%
45%
29%
21%
54%
37%
24%
53%
37%
19%
64%
39%
26%
52%
29%
15%
59%
36%
18%
35%
24%
19%
55%
36%
22%
56%
30%
21%
62%
40%
26%
45%
26%
15%
51%
34%
17%

Transactions

	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026 YTD
$3 – 8bn	7	8	7	3	16	16	11	12	6	10
All	42	45	41	32	54	56	49	53	56	48

P / W / P
PERELLA WEINBERG PARTNERS

Source: FactSet as of 8/26
Note: Represents closed or pending take-private transactions for publicly listed U.S. targets with announcement dates between 2017 – 2026 YTD; excludes transactions with negative premiums or premiums over 150%; all transactions category represents announced transaction value over $100M; take-privates primarily consist of cash-only transactions with 0 stock / mixed transactions between $3 – $8B and 8 for all transactions cumulatively over the last ten years

Preliminary and Illustrative
Subject to Review and Refinement

Summary of Changes to Preliminary Valuation from Special Committee Meeting on August 31, 2026

- **Revision of multiple ranges in publicly traded comparables analysis due to changes in market data (August 31, 2026 Special Committee presentation utilized market data as of August 28, 2026; current market data as of September 1, 2026)**
  - Change in EV / 2027E EBITDA valuation range from 12.0x – 14.0x to 11.5x – 13.5x using 2027E Management Adj. EBITDA of $447 million
  - Change in 2026E P / E valuation range from 17.0x – 20.0x to 15.5x – 18.5x using 2026E Management Adj. Earnings of $203 million
  - Change in 2027E P / E valuation range from 15.0x – 18.0x to 14.0x – 17.0x using 2027E Management Adj. Earnings of $262 million
- **Revision of precedent transactions analysis due to addition of Aon acquisition of USI (announced August 31, 2026) within precedent transactions group**
  - Change in EV / LTM EBITDA valuation range from 14.5x – 16.5x to 15.0x – 17.0x using PF LTM Q2 '26 Management Adj. EBITDA of $370 million
- **Addition of preliminary discounted cash flow analysis due to receipt of additional information from Company management and tax advisor**

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